Exhibit 10.1

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 12, 2022 by and among Clean Earth Acquisitions Corp., a Delaware corporation (“Purchaser”), Alternus Energy Group Plc, a public limited company incorporated under the laws of Ireland (“Seller”), and Clean Earth Acquisitions Sponsor, LLC, a Delaware limited liability company (“Sponsor”).

WHEREAS, Purchaser and Seller are concurrently herewith entering into a Business Combination Agreement dated as of the date hereof (as the same may be amended, restated or supplemented, the “Business Combination Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement) pursuant to which, among other things, Purchaser will acquire from Seller the Purchased Shares, on the terms and subject to the conditions therein;

WHEREAS, Sponsor is, as of the date of this Agreement, the beneficial and the sole legal owner of the number of shares of Class A Common Stock of Purchaser, par value $0.0001 per share, and/or Class B Common Stock of Purchaser, par value $0.0001 per share (the “Purchaser Shares”) set forth opposite Sponsor’s name on Schedule A hereto (such Purchaser Shares, together with any other Purchaser Shares acquired by Sponsor after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, Sponsor is, as of the date of this Agreement, the beneficial and the sole legal owner of warrants to purchase the number of shares of Class A Common Stock at a price of $11.50 per share, set forth opposite Sponsor’s name on Schedule A hereto (the “Purchaser Warrants”);

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, Purchaser and Seller have requested that Sponsor enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
Representations and Warranties of Sponsor

Sponsor hereby represents and warrants to Purchaser and Seller:

1.1.          Incorporation and Power. Sponsor (i) is a limited liability company incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted, and (ii) is not in breach of Sponsor’s Organizational Documents.

1.2.          Authorization; No Breach; Valid and Binding Agreement.

(a)            Sponsor has all requisite limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sponsor, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action on the part of Sponsor. No other corporate actions or proceedings on the part of Sponsor are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby.

(b)            Subject to the terms and conditions of the Business Combination Agreement (including the Ancillary Agreements), the execution, delivery and performance of this Agreement by Sponsor, and the consummation of the transactions contemplated hereby, do not, and will not, (i) conflict with any Governing Matters, (ii)  result in any breach of any Governing Matters, (iii) constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under any Governing Matters, (iv) result in a violation of any Governing Matters, (v) result in the creation of any Lien upon any assets or properties of Sponsor under any Governing Matters, (vi) give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to any Governing Matters, (vii) result in any loss or impairment of any right under any Governing Matters, or (viii) require any authorization, consent, approval, exemption or other action by, notice to, or filing with, any court or other Governmental Authority. For purposes hereof, the term “Governing Matters” means (i) the provisions of Sponsor’s Organizational Documents, (ii) any Contract or Permit to which Sponsor or its properties or assets is bound, or (iii) any Law to which Sponsor is subject or its properties or assets are subject.

(c)            This Agreement has been duly executed and delivered by Sponsor constitutes a valid and binding legal obligation of Sponsor, enforceable in accordance with its terms, except as enforceability may be limited by applicable Laws.

1.3.          Subject Shares. Sponsor is the beneficial and sole legal owner of the Purchaser Shares and Purchaser Warrants (as applicable) set forth opposite Sponsor’s name on Schedule A hereto, and all such Purchaser Shares and Purchaser Warrants (as applicable) are owned by Sponsor free and clear of all Liens, other than Liens pursuant to this Agreement or applicable federal or state securities Laws. Sponsor does not legally own any shares or other equity securities or securities convertible, exercisable or exchangeable into equity securities of Purchaser other than (i) the Purchaser Shares and the Purchaser Warrants (as applicable) listed on Schedule A hereto and (ii) the Sponsor Promissory Note. Sponsor has the sole right to vote the Purchaser Shares, and none of the Purchaser Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Purchaser Shares, except as contemplated by this Agreement, the Business Combination Agreement or any Ancillary Agreement.

1.4.          Orders. There is no Governmental Order pending or, to the knowledge of Sponsor, threatened or contemplated, by or against Sponsor, that seeks to delay, limit or prevent the performance by the Sponsor of its obligations under this Agreement. Sponsor is in compliance will all applicable Laws and Governmental Orders and is not currently subject to any pending or, to the knowledge of Sponsor, threatened or contemplated, proceeding, action or investigation by any Governmental Authority.

1.5.          Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by Sponsor for which Purchaser or any of its Affiliates may become liable.

1.6.          Affiliate Arrangements. Neither Sponsor nor any of its Affiliates is party to, or has any rights with respect to or arising from, any Contract with Purchaser, other than as contemplated by the Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions or as set forth in the Purchaser SEC Documents.

1.7.          Acknowledgement. Sponsor expressly understands and acknowledges that each of Purchaser and Seller is entering into the Business Combination Agreement and Ancillary Agreements in reliance upon Sponsor’s execution and delivery of this Agreement.

ARTICLE II
Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Sponsor and Seller:

2.1.          Incorporation and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted. Purchaser is not in breach of Purchaser’s Organizational Documents.

2.2.          Authorization; No Breach; Valid and Binding Agreement.

(a)            Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action on the part of Purchaser. No other corporate actions or proceedings on the part of Purchaser are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby.

(b)            Subject to the terms and conditions of the Business Combination Agreement (including the Ancillary Agreements and the Purchaser Disclosure Letter), the execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated hereby, do not, and will not, (i) conflict with any Purchaser Governing Matters, (ii) result in any breach of any Purchaser Governing Matters, (iii) constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under any Purchaser Governing Matters, (iv) result in a violation of any Purchaser Governing Matters, (v) result in the creation of any Lien upon any assets or properties of Purchaser under any Purchaser Governing Matters, (vi) give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to any Purchaser Governing Matters, (vii) result in any loss or impairment of any right under any Purchaser Governing Matters, (viii) require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority. For purposes hereof, the term “Purchaser Governing Matters” means (i) the provisions of Purchaser’s Organizational Documents, (ii) any Contract or Permit to which Purchaser or its properties or assets is bound, or (iii) any Law to which Purchaser is subject or its or their respective properties or assets are subject.

(c)            This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable Laws.

2.3.          Orders. There is no Governmental Order pending or, to Purchaser’s Knowledge, threatened or contemplated, by or against Purchaser, that seeks to delay, limit or prevent the performance by Purchaser of its obligations under this Agreement. Purchaser is in compliance will all applicable Laws and Governmental Orders and is not currently subject to any pending or, to Purchaser’s Knowledge, threatened or contemplated, proceeding, action or investigation by any Governmental Authority.

ARTICLE III
Representations and Warranties of Seller

Seller hereby represents and warrants to Sponsor and Purchaser:

3.1.          Incorporation and Power. Seller is a public limited company duly incorporated, validly existing and in good standing under the laws of Ireland, and has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted. Seller is not in breach of Seller’s Organizational Documents.

3.2.          Authorization; No Breach; Valid and Binding Agreement.

(a)            Seller has all requisite corporate or limited company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all requisite corporate action on the part of Seller. No other corporate actions or proceedings on the part of Seller are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby.

(b)            Subject to the terms and conditions of the Business Combination Agreement (including the Ancillary Agreements and the Seller Disclosure Letter), the execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, do not, and will not, (i) conflict with any Seller Governing Matters, (ii) result in any breach of any Seller Governing Matters, (iii) constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under any Seller Governing Matters, (iv) result in a violation of any Seller Governing Matters, (v) result in the creation of any Lien upon any assets or properties of Seller under any Seller Governing Matters, (vi) give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to any Seller Governing Matters, (vii) result in any loss or impairment of any right under any Seller Governing Matters, (viii) require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority. For purposes hereof, the term “Seller Governing Matters” means (i) the provisions of Seller’s Organizational Documents, (ii) any Contract or Permit to which Seller or its properties or assets is bound, or (iii) any Law to which Seller is subject or its or their respective properties or assets are subject.

(c)            This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable Laws.

3.3.          Orders. There is no Governmental Order pending or, to the Knowledge of the Seller, threatened or contemplated, by or against Seller, that seeks to delay, limit or prevent the performance by the Seller of its obligations under this Agreement. Seller is in compliance will all applicable Laws and Governmental Orders and is not currently subject to any pending or, to Seller’s Knowledge, threatened or contemplated, proceeding, action or investigation by any Governmental Authority.

ARTICLE IV
Support Agreement; Certain Other Covenants of Sponsor

4.1.          Binding Effect of Business Combination Agreement. Sponsor hereby acknowledges that it has read the Business Combination Agreement and Sponsor has had a reasonable opportunity to consult with its tax and legal advisors. Sponsor shall be bound by, and comply with, the obligations of Purchaser pursuant to Section 5.04(b) (Confidentiality, Public Announcements) and Section 5.18 (Acquisition Proposals and Alternative Transactions) of the Business Combination Agreement (and any relevant definitions contained in such Sections) as if Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions.

4.2.          Agreement to Vote.

(a)            In Favor of the Transactions. At any general meeting of Purchaser (or at any adjournment thereof) or in connection with any shareholder written resolution of Purchaser, or in any other circumstances upon which a vote, consent, resolution or other approval with respect to the Business Combination Agreement, the Ancillary Agreements, or any Transaction is sought, Sponsor shall, (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including, but not limited to, by class vote and/or shareholder written consent or written resolution, if applicable) the Subject Shares in favor of granting the Purchaser Shareholder Approval or, if there are insufficient votes in favor of granting the Purchaser Shareholder Approval, in favor of the adjournment of such general meeting of Purchaser to a later date.

(b)            Against Other Transactions. At any general meeting of Purchaser (or at any adjournment thereof) or in connection with any shareholder written resolution of Purchaser, or in any other circumstances upon which Sponsor’s vote, consent, resolution or other approval is sought, Sponsor shall vote (or cause to be voted) the Subject Shares (including, but not limited to, by withholding class vote and/or written consent or written resolution, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement, Ancillary Agreements and the Transactions), acquisition, scheme, arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of, or by, Purchaser (including, but not limited to, any public offering of any shares of Purchaser), any of its Subsidiaries, or a newly-formed holding company of Purchaser or such Subsidiaries, other than in connection with the Transactions in accordance with the terms of the Business Combination Agreement, (ii) any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time, relating to a Business Combination for Purchaser other than the Transactions, (iii) any change in the business, management, control or board of directors of Purchaser (other than in connection with the Transactions and the Purchaser Shareholder Proposals), (iv) any amendment of the Organizational Documents of Purchaser or other proposal or transaction involving Purchaser or any of its Subsidiaries (other than any amendment to the Organizational Documents of Purchaser contemplated in the Business Combination Agreement), and (v) any other action, proposal, plan, scheme, arrangement or agreement that would be reasonably likely to (A) prevent, impede, interfere with, delay, postpone, obstruct or attempt to discourage, adversely affect, impair, frustrate the purposes of, result in a breach by Purchaser of, prevent or nullify, any provision of the Business Combination Agreement or any Ancillary Agreement or the Transactions, (B) change in any manner the voting rights of any class of Purchaser’s capital stock, (C) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Purchaser under the Business Combination Agreement or any Ancillary Agreement, (D) result in any of the conditions set forth in Article VI of the Business Combination Agreement not being fulfilled or (E) change in any manner the dividend policy or capitalization of, any class of capital stock of, Purchaser.

(c)            Revoke Other Proxies. Sponsor represents and covenants that any proxies or agreements heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or agreements have been or are hereby revoked.

4.3.          Sponsor Letter Agreement. Sponsor shall not modify or amend that certain Insider Letter Agreement, dated as of February 23, 2022, by and among Sponsor, Purchaser and the other parties thereto (the “Sponsor Letter Agreement”), other than as contemplated by the Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions.

4.4.          Purchaser Contracts. Sponsor shall not enter into, renew or amend in any Contract (or transaction) between or among Sponsor or any Affiliate of Sponsor (other than Purchaser or any of its Subsidiaries), on the one hand, and Purchaser or any of Purchaser’s Subsidiaries, on the other hand, other than as contemplated by the Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions or Working Capital Loans.

4.5.          No Transfer. Other than (x) pursuant to this Agreement, (y) upon the consent of Seller or (z) to an Affiliate of Sponsor or a “permitted transferee” under the Sponsor Letter Agreement (provided that such Affiliate or permitted transferee shall enter into a written agreement, in form and substance reasonably satisfactory to Purchaser, agreeing to be bound by this Agreement to the same extent as Sponsor was with respect to such transferred Subject Shares or Purchaser Warrants, as applicable), from the date of this Agreement until the date of termination of this Agreement, Sponsor shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, mortgage, loan, grant any option or derivative, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Shares or Purchaser Warrants, as applicable, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares or Purchaser Warrants, as applicable, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than set forth in this Agreement or any other Ancillary Agreement, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including, but not limited to, pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or any other Ancillary Agreement, (iii) take any action that would make any representation or warranty of Sponsor herein untrue or incorrect, or have the effect of preventing or disabling Sponsor from performing its obligations hereunder, (iv) commit or agree to take any of the foregoing actions, (v) take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or (vi) would have the effect of preventing or delaying Sponsor from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void ab initio. Sponsor agrees with, and covenants to, Purchaser and Seller that Sponsor shall not request that Purchaser register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares or Purchaser Warrants, as applicable.

4.6.          Waiver of Anti-Dilution Protection. Sponsor hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, all of the following: (a) the ability to adjust the Initial Conversion Ratio (as defined in the Purchaser’s Second Amended and Restated Certificate of Incorporation effective on February 23, 2022 (the “Purchaser Charter”)) pursuant to Section 4.3(b) of the Purchaser Charter or otherwise in connection with the Transactions, and (b) any and all rights to other anti-dilution protections with respect to shares of Purchaser Common Stock (whether resulting from any PIPE Investment and/or the consummation of the Transactions or otherwise). Sponsor acknowledges and agrees that (i) this Section 4.6 shall constitute written consent waiving, forfeiting and surrendering the adjustment to the Initial Conversion Ratio pursuant to Section 4.3(b) of the Purchaser Charter; and (ii) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of the Business Combination Agreement. Notwithstanding anything to the contrary herein, if the Closing occurs, any and all anti-dilution protections and similar rights contained in the Prospectus which apply to any of the Subject Shares shall automatically (without any further action) be deemed irrevocably and permanently waived, forfeited and surrendered pursuant to this Section 4.6. The parties expressly acknowledge and agree that provisions set forth in this Section 4.6 are an essential element of this Agreement and the Transactions contemplated by the Business Combination Agreement, and in the absence of the provisions of this Section 4.6, the terms and conditions of this Agreement, the Business Combination Agreement and the Transactions would have been substantially different and/or the parties would not have entered into and sought to perform this Agreement, the Business Combination Agreement and the Transactions.

4.7.          No Redemption. Sponsor irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, Sponsor shall not elect to have any Subject Shares redeemed and shall also not directly or indirectly submit or surrender any of its Subject Shares for redemption in connection with the Transactions or otherwise.

4.8.          New Shares. In the event that prior to the Closing (i) any Purchaser Shares, Purchaser Warrants or other securities are issued or otherwise distributed to Sponsor pursuant to any stock dividend or distribution, or any change in any of the Purchaser Shares, Purchaser Warrants or other capital stock of Purchaser by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) Sponsor acquires legal or beneficial ownership of any Purchaser Shares or Purchaser Warrants after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) Sponsor acquires the right to vote or share in the voting of any Purchaser Shares after the date of this Agreement (collectively, the “New Securities”), then the following shall apply: the terms “Subject Shares” and “Purchaser Warrants”, as applicable, shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into) and be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares or Purchaser Warrants owned by Sponsor as of the date hereof.

4.9.          Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (i) Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as an actual or prospective record holder and beneficial owner of the Subject Shares, and (ii) nothing herein will be construed to limit or affect any action or inaction by any representative of Sponsor serving as a member of the board of directors (or other similar governing body) of Purchaser or as an officer, employee or fiduciary of Purchaser, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Purchaser.

4.10.        Termination. This Agreement shall terminate upon the earliest of (i) the Closing (provided, however, that upon such termination, Section 4.1 (with respect to obligations pursuant to Section 5.04(b) (Confidentiality, Public Announcements) of the Business Combination Agreement only), Section 4.6, Section 4.9, this Section 4.10 and Article V shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms and conditions (provided, however, that upon such termination, Section 4.9, this Section 4.10 and Article V shall survive indefinitely).

4.11.        Additional Matters. Sponsor shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser or Seller may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and any other Ancillary Agreement, including the Investor Rights Agreement (with respect to Sponsor only) and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of Purchaser, under applicable Law or otherwise) which would impede, disrupt, limit, restrict, obstruct, prevent or otherwise adversely affect the consummation of the Transactions.

ARTICLE V
General Provisions

5.1.          Notice. All notices, demands and other communications hereunder shall be in writing and be given to Sponsor, Purchaser and Seller at the address in accordance with Section 9.05 of the Business Combination Agreement (or at such other address for a party as shall be specified by like notice). The notice shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) two (2) Business Days after deposit for next-day delivery with a nationally or internationally recognized courier or overnight service such as Federal Express or DHL (or upon any earlier receipt confirmed in writing by such service), (c) seven (7) Business Days after mailing via U.S. certified or registered mail, return receipt requested, or (d) the date sent, with no mail undeliverable or other rejection notice, if sent by email.

5.2.          Remedies; Specific Performance. The parties hereto acknowledge that money damages may not be an adequate remedy at law if any party fails to perform any of its obligations hereunder. Accordingly, the parties agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such party from committing or continuing any breach or threatened breach and to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond. No remedy under this Agreement shall be exclusive of any other remedy, and all available remedies shall be cumulative.

5.3.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to its choice of law rules).

5.4.          Consent to Jurisdiction; Waiver of Jury Trial. Any dispute, controversy, difference, or claim based on, arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by Section 9.04 of the Business Combination Agreement, which is hereby incorporated by reference.

5.5.          Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (including by operation of law) without the prior written consent of all of the parties hereto. Any attempted assignment of rights or obligations in violation of this Section 5.5 shall be null and void ab initio.

5.6.          Amendment; Waiver. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Sponsor, Purchaser and Seller. No waiver of any provision or default under, nor consent to any exception to, the terms and conditions of this Agreement shall be effective unless in writing and signed by the party to be so bound, and then only to the extent and for the specific purpose in the instance so provided.

5.7.          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.8.          Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction shall be applied against any party hereto. This Agreement shall be deemed jointly drafted by each of the parties. Each party has availed, or had the opportunity to avail, the advice and assistance of independent legal counsel.

5.9.          Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other parties. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

5.10.        Entire Agreement. This Agreement and the agreements referenced herein (including, but not limited to, the Business Combination Agreement and Ancillary Agreements) constitute the entire agreement and complete understanding of the parties hereto in respect of the subject matter hereof and supersede any and all prior understandings, agreements or representations (whether oral, written, implied or otherwise) by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

5.11.        No Third Party Beneficiaries. The provisions of this Agreement are intended solely for the benefit of the parties and shall create no rights or obligations enforceable by any other third party (including, but not limited to, employees, contractors or representatives of a party).

5.12.        Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a) the meanings of defined terms are applicable to the singular as well as the plural forms of such terms;

(b) the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(c) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation;”

(d) the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement; and

(e) pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

CLEAN EARTH ACQUISITIONS CORP.

By:	/s/ Aaron Ratner

Name: Aaron Ratner
Title: Chief Executive Officer

ALTERNUS ENERGY GROUP PLC

By:	/s/ Vincent Browne

Name: Vincent Browne
Title: Chief Executive Officer

CLEAN EARTH ACQUISITIONS SPONSOR, LLC

By:	/s/ Martha F. Ross

Name: Martha F. Ross
Title: Representative for Sponsor

SCHEDULE A

Name	Number of Purchaser Shares	Number of Purchaser Warrants
Clean Earth Acquisitions Sponsor, LLC	7,666,667 shares of Class B Common Stock 890,000 shares of Class A Common Stock (as part of the Sponsor Units)	Warrants to purchase 445,000 shares of Class A Common Stock (as part of the Sponsor Units)